Exhibit 1.1

6,172,840 SHARES

REINSURANCE GROUP OF AMERICA, INCORPORATED

COMMON STOCK

UNDERWRITING AGREEMENT

June 2, 2020

Barclays Capital Inc.

J.P. Morgan Securities LLC

As Representatives of the

Several Underwriters Listed

in Schedule 1 Hereto

c/o	Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

c/o	J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Reinsurance Group of America, Incorporated, a Missouri corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and to sell an aggregate of 6,172,840 shares (the “Firm Shares”) of Common Stock, par value $0.01 per share, (“Common Stock”), and to grant the option described in Section 4(b) hereof to purchase all or any part of 925,926 additional shares of its Common Stock (the “Option Shares”), if any, to Barclays Capital Inc. and J.P. Morgan Securities LLC (the “Representatives”) and the other underwriters named in Schedule 1 hereto (collectively, the “Underwriters”). The Firm Shares and the Option Shares are hereinafter called, collectively, the “Shares” and the issue and sale of the Shares to the Underwriters under this Agreement is hereinafter called the “Offering.” This is to confirm the agreement among the Company and the Underwriters concerning the offer, issuance and sale of the Shares. The terms “Representatives” and “Underwriters” shall mean either singular or plural as the context requires.

1. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees with the Underwriters that, unless otherwise specified below, on and as of the date hereof, to and including the Delivery Date (as defined below):

(a) The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-238511) (the “Registration Statement”), which registration statement became effective upon filing under Rule 462(e) of the Securities Act of 1933, as amended (the “Securities Act”). Such registration statement covers the registration of the Shares (among others) under the Securities Act and has (i) been prepared by the Company in conformity in all material respects with the requirements of the Securities Act, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof. Copies of the Registration Statement and all exhibits thereto have been delivered by the Company to the Representatives. As used in this Agreement, “Effective Time” means the date and the time as of which each part of the registration statement on Form S-3 (File No. 333-238511) (the “Latest Registration Statement”) or the most recent post-effective amendment thereto, if any, became effective; “Effective Date” means the date of the Effective Time; “Preliminary Prospectus” means each prospectus included in the Latest Registration Statement, or amendments thereof, before it became effective under the Securities Act and any prospectus and prospectus supplement filed with the Commission by the Company with the consent of the Underwriters pursuant to Rule 424(a) of the Securities Act relating to the Shares; the term “Registration Statement” means such Latest Registration Statement, as amended as of the Effective Time, including the Incorporated Documents (as defined below) and all information contained in the final prospectus relating to the Shares filed with the Commission pursuant to Rule 424(b) of the Securities Act and deemed to be a part of such registration statement as of the Effective Time pursuant to Rule 430A or Rule 430B of the Securities Act; and “Prospectus” means the prospectus and prospectus supplement relating to the Shares in the form first used to confirm sales of the Shares (or in the form made available to the Underwriters by the Company to meet requests of purchasers) pursuant to Rule 172 or Rule 173 of the Securities Act.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 of the Securities Act (which does not include communications not deemed a prospectus pursuant to Rule 134 of the Securities Act and historical issuer information meeting the requirements of Rule 433(e)(2) of the Securities Act) and “Time of Sale Prospectus” means the Preliminary Prospectus together with any free writing prospectuses or other information, if any, each identified in Schedule 2 hereto, and any other free writing prospectus or other information that the parties hereto shall hereafter expressly agree in writing to treat as part of the Time of Sale Prospectus (except for purposes of Sections 7(a), 7(d) and 7(e), for which the term “Time of Sale Prospectus” shall not include the free writing prospectus(es) and other information identified in Items 2 and 3 of Schedule 2). Reference made herein to the Preliminary Prospectus, any free writing prospectus, the Time of Sale Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein (with respect only to the Prospectus and the Preliminary Prospectus, pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of the Preliminary Prospectus, any free writing prospectus, the Time of Sale Prospectus or the Prospectus, as the case may be (such documents, the “Incorporated Documents”), and any reference to any amendment or supplement to the Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) after the date of the Preliminary Prospectus, the Prospectus, or the date hereof, as the case may be, and incorporated by reference in the Preliminary Prospectus, the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Company filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Time that is incorporated by reference in the Registration Statement. The Commission has not issued any notice of objection or any order preventing or suspending the use of any of the Preliminary Prospectus, any free writing prospectus, the Time of Sale Prospectus, the Prospectus or the Registration Statement.

(b) The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied or waived.

(c)  (i) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Securities Act (including Rule 415(a) of the Securities Act); (ii) each part of the Registration Statement, as of its Effective Date and as of the date hereof, and any amendment thereto, as of the date of any such amendment, did not, does not and will not, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) no order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or threatened by the Commission as of the Effective Date of the Registration Statement and any post-effective amendment thereto; (iv) the Time of Sale Prospectus, as of the date hereof and at the time of each sale (as such phrase is used in Rule 159 under the Securities Act) of the Shares in connection with the offering and as of the Delivery Date, as then amended or supplemented by the Company, if applicable, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Prospectus, as of the date hereof and the Delivery Date, as then supplemented by the Company, if applicable, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, the Company makes no representation or warranty as to information contained in or omitted from the Registration Statement, the Time of Sale Prospectus or the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Underwriters expressly for use therein, which consists of the names and titles of the Underwriters as set forth on the front cover page of the Prospectus, the selling concession figures appearing in the third paragraph under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus (and any corresponding information in the Time of Sale Prospectus) and the information contained in the third, seventh, fourteenth (including but not limited to the bulleted items therein) and fifteenth paragraphs under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus, it being understood that 32 paragraphs appear within the “Underwriting” section.

(d) The Incorporated Documents, when they were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act and the Exchange Act, as applicable; and none of the Incorporated Documents, when such documents were filed with the Commission, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Time of Sale Prospectus or the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

(e) The Company meets the requirements to use free writing prospectuses in connection with the offering of the Shares pursuant to Rules 164 and 433 of the Securities Act. Any free writing prospectus that the Company is required to file with the Commission pursuant to Rule 433(d) of the Securities Act has been, or will be, timely filed with the Commission in accordance with the requirements of the Securities Act. Each issuer free writing prospectus (as defined in Rule 433(h)(1) under the Securities Act) that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, or that was prepared by or on behalf of or used by the Company complies or will comply in all material respects with the requirements of the Securities Act. Except for the free writing prospectus(es), if any, identified in Schedule 2 hereto, the Company has not prepared, used or referred to, and will not, without the Underwriters’ prior consent, not to be unreasonably withheld or delayed, prepare, use or refer to, any free writing prospectus.

(f) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company on the other hand, which is required to be described in each of the Time of Sale Prospectus and the Prospectus which is not so described.

(g) There are no contracts, agreements or other documents which are required to be described in each of the Time of Sale Prospectus and the Prospectus or filed as exhibits to the Registration Statement or the Incorporated Documents by the Securities Act or the Exchange Act, as the case may be, which have not been described in each of the Time of Sale Prospectus and the Prospectus or filed as exhibits to the Registration Statement or the Incorporated Documents.

(h) Except as set forth in or contemplated by each of the Time of Sale Prospectus and the Prospectus, the Company and its subsidiaries taken as a whole have not sustained, since the date of the latest audited financial statements included or incorporated by reference in the Time of Sale Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; since such date, there has not been any material adverse change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries taken as a whole or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, consolidated financial position, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole; and subsequent to the respective dates as of which information is given in the Time of Sale Prospectus and up to the Delivery Date, except as set forth in the Time of Sale Prospectus, (A) neither the Company nor any of its subsidiaries has incurred any liabilities or obligations outside the ordinary course of business, direct or contingent, which are material to the Company and its subsidiaries taken as a whole, nor entered into any material transaction not in the ordinary course of business and (B) there have not been dividends or distributions of any kind declared, paid or made by Company on any class of its capital stock, except for regularly scheduled dividends.

(i) Each of the Company and each of Reinsurance Company of Missouri, Incorporated, RGA Reinsurance Company, RGA Reinsurance Company (Barbados) Ltd., RGA Life Reinsurance Company of Canada, RGA Atlantic Reinsurance Company Ltd., RGA Americas Reinsurance Company, Ltd., RGA Worldwide Reinsurance Company, Ltd. and Rockwood Reinsurance Company (the “Significant Subsidiaries”), which are the Company’s only “significant subsidiaries” (as defined under Rule 405 of the Securities Act), has been duly organized, is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation, has all requisite corporate power and authority to carry on its business as it is currently being conducted and in all material respects as described in each of the Time of Sale Prospectus and the Prospectus and to own, lease and operate its properties, and is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to so register or qualify would not, reasonably be expected, singly or in the aggregate, to result in a material adverse effect on the properties, business, results of operations, condition (financial or otherwise), affairs or prospects of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(j) The entities listed on Schedule 3 hereto are the Significant Subsidiaries, direct or indirect, of the Company. The Company owns, directly or indirectly through other subsidiaries, the percentage indicated on Schedule 3 of the outstanding capital stock or other securities evidencing equity ownership of such Significant Subsidiaries, free and clear of any security interest, claim, lien, limitation on voting rights or encumbrance; and all of such securities have been duly authorized, validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights. There are no outstanding subscriptions, preemptive or other rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, any such shares of capital stock or other equity interest of such Significant Subsidiaries.

(k) Neither the Company nor any of its subsidiaries is (i) in violation of its respective charter or bylaws (or equivalent organizational documents), (ii) is in default in the performance of any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject or (iii) is in violation of any law, statute, rule, regulation, judgment or court decree applicable to the Company, any of its subsidiaries or their assets or properties, except in the case of clauses (ii) and (iii) for any such default or violation which would not reasonably be expected to have a Material Adverse Effect.

(l) The catastrophic coverage arrangements described in each of the Time of Sale Prospectus and the Prospectus are in full force and effect as of the date hereof and all other retrocessional treaties and arrangements to which the Company or any of its Significant Subsidiaries is a party and which have not terminated or expired by their terms are in full force and effect, and none of the Company or any of its Significant Subsidiaries is in violation of or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein, except to the extent that any such violation or default would not reasonably be expected to have a Material Adverse Effect; neither the Company nor any of its Significant Subsidiaries has received any notice from any of the other parties to such treaties, contracts or agreements that such other party intends not to perform such treaty, contract or agreement that would reasonably be expected to have a Material Adverse Effect and, to the best knowledge of the Company, the Company has no reason to believe that any of the other parties to such treaties or arrangements will be unable to perform such treaty or arrangement in any respect that would reasonably be expected to have a Material Adverse Effect.

(m) The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares and the consummation by the Company of the transactions contemplated hereby and thereby will not violate or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or result in the imposition of a lien or encumbrance on any properties of the Company or any of its subsidiaries, or an acceleration of indebtedness pursuant to, (i) the charter or bylaws (or equivalent organizational documents) of the Company or any of its subsidiaries, (ii) any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or their property is or may be bound, (iii) any statute, rule or regulation applicable to the Company, any of its subsidiaries or any of their assets or properties or (iv) any judgment, order or decree of any court or governmental agency or authority having jurisdiction over the Company, any of its subsidiaries or their assets or properties, other than in the case of clauses (ii) through (iv), any violations, breaches, defaults or liens that would not reasonably be expected to have a Material Adverse Effect.

(n) No consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency is required for the execution, delivery and performance by the Company of this Agreement and the issuance and sale of the Shares, except such as (i) would not reasonably be expected to have a Material Adverse Effect, (ii) would not prohibit or adversely affect the issuance and sale of any of the Shares, or (iii) have been obtained and made or, with respect to a current report on Form 8-K, a Prospectus and a free writing prospectus to be filed with the Commission in connection with the issuance and sale of the Shares, will be made, under the Exchange Act or the Securities Act, as applicable, or as may be required under state or foreign securities or Blue Sky laws and regulations, such as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) or has been obtained from the State of Missouri Department of Insurance.

(o) Except as set forth in or contemplated by the Time of Sale Prospectus and the Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or, foreign, now pending or threatened or, to the best knowledge of the Company, contemplated, to which the Company or any of its subsidiaries is or may be a party or to which the business or property of the Company or any of its subsidiaries is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental body having jurisdiction over the Company or its subsidiaries and (iii) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company or any of its subsidiaries is or may be subject issued that, in the case of clauses (i), (ii) and (iii) above, (x) would, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect or (y) would interfere with or adversely affect the issuance and sale of any of the Shares by the Company. The Time of Sale Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus.

(p) None of the employees of the Company and its subsidiaries is represented by a union and, to the best knowledge of the Company and its subsidiaries, no union organizing activities are taking place. Neither the Company nor any of its subsidiaries has violated any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees, nor any applicable wage or hour laws, nor any provision of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder, or analogous foreign laws and regulations, which would reasonably be expected to result in a Material Adverse Effect.

(q) Each of the Company and its subsidiaries has (i) good and, in the case of real property, merchantable title to all of the properties and assets described in each of the Time of Sale Prospectus and the Prospectus as owned by it, free and clear of all liens, charges, encumbrances and restrictions, except such as are described in each of the Time of Sale Prospectus and the Prospectus, or as would not reasonably be expected to have a Material Adverse Effect, (ii) peaceful and undisturbed possession under all leases to which it is party as lessee, (iii) all material licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has made all declarations and filings with, all federal, state and local governmental authorities (including, without limitation, from the insurance regulatory agencies of the various jurisdictions where it conducts business) and all courts and other governmental tribunals (each, an “Authorization”) necessary to engage in the business currently conducted by it in the manner described in each of the Time of Sale Prospectus and the Prospectus, except where failure to hold such Authorizations would not reasonably be expected to have a Material Adverse Effect, (iv) fulfilled and performed all obligations necessary to maintain each authorization and (v) no knowledge of any threatened action, suit or proceeding or investigation that would reasonably be expected to result in the revocation, termination or suspension of any Authorization, the revocation, termination or suspension of which would reasonably be expected to have a Material Adverse Effect. Except as would not reasonably be expected to have a Material Adverse Effect, all such Authorizations are valid and in full force and effect and the Company and its subsidiaries are in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect thereto. No insurance regulatory agency or body has issued any order or decree impairing, restricting or prohibiting the payment of dividends by any subsidiary of the Company to its parent, other than any such orders or decrees the issuance of which would not reasonably be expected to have a Material Adverse Effect. Except as would not reasonably be expected to have a Material Adverse Effect, all leases to which the Company or any of its subsidiaries is a party are valid and binding and no default by the Company or any of its subsidiaries has occurred and is continuing thereunder.

(r) All tax returns required to be filed by the Company or any of its subsidiaries, in all jurisdictions, have been so filed. All taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest. The Company does not know of any material proposed additional tax assessments against it or any of its subsidiaries.

(s) The Company is not, and after the application of the net proceeds from the sale of the Shares will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(t) The authorized, issued and outstanding capital stock of the Company has been validly authorized and issued, is fully paid and nonassessable and was not issued in violation of or subject to any preemptive or similar rights; and such authorized capital stock conforms in all material respects to the description thereof set forth in each of the Time of Sale Prospectus and the Prospectus. The Company had at March 31, 2020, an authorized and outstanding capitalization as set forth in the section headed “Capitalization” of the Time of Sale Prospectus and the Prospectus, and, except as expressly set forth in the Time of Sale Prospectus, since the date set forth in the Time of Sale Prospectus, (A) there are no outstanding preemptive or other rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options (except as contemplated by the terms of the Variable Rate Junior Subordinated Debentures due 2065 of the Company) and (B) there will have been no change in the authorized or outstanding capitalization of the Company, except with respect to, in the case of each of clause (A) and (B) above, (i) changes occurring in the ordinary course of business and (ii) changes in outstanding Common Stock and options or rights to acquire Common Stock resulting from transactions relating to the Company’s employee benefit, dividend reinvestment or stock purchase plans.

(u) Except as disclosed or contemplated by the Time of Sale Prospectus and the Prospectus, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(v) The Company and each of its subsidiaries maintains insurance covering their properties, personnel and business. Such insurance insures against such losses and risks as are adequate in accordance with the Company’s perception of customary industry practice to protect the Company and its subsidiaries and their businesses. All such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Delivery Date.

(w) Neither the Company nor any agent thereof acting on the behalf of the Company has taken, and none of them will take, any action that might cause the Agreement or the issuance and sale of the Shares to violate Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

(x) Deloitte & Touche LLP (“Deloitte & Touche”), who has issued an unqualified opinion on the consolidated financial statements and supporting schedules included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, included or incorporated by reference in each of the Time of Sale Prospectus and the Prospectus and has audited the Company’s internal control over financial reporting as of December 31, 2019, is an independent registered public accounting firm as required by the Securities Act. The consolidated historical statements together with the related schedules and notes fairly present, in all material respects, the consolidated financial condition and results of operations of the Company and its subsidiaries as of December 31, 2019 and 2018 and for each of the three years in the period ended December 31, 2019 in accordance with United States generally accepted accounting principles consistently applied throughout such periods. Other historical financial and accounting information and data included or incorporated by reference in each of the Time of Sale Prospectus and the Prospectus, were compared to such financial statements and the books and records of the Company and its subsidiaries, except as may otherwise be indicated in the comfort letter provided by Deloitte & Touche. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus fairly presents the information called for in all material respects and is prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.

(y) The 2019 statutory annual statements of each of the Company’s U.S. subsidiaries which is regulated as an insurance company (collectively, the “Insurance Subsidiaries”) and the statutory balance sheets and income statements included in such statutory annual statements together with related schedules and notes, have been prepared, in all material respects, in conformity with statutory accounting principles or practices required or permitted by the appropriate Insurance Department of the jurisdiction of domicile of each such subsidiary, and such statutory accounting practices have been applied on a consistent basis throughout the periods involved, except as may otherwise be indicated therein or in the notes thereto, and present fairly, in all material respects, the statutory financial position of the Insurance Subsidiaries as of the dates thereof, and the statutory basis results of operations of the Insurance Subsidiaries for the periods covered thereby.

(z) The Company is not aware of any threatened or pending downgrading of the long-term debt rating or any other claims-paying ability rating of the Company or any Significant Subsidiaries, other than as set forth or described in the Time of Sale Prospectus.

(aa) There are no contracts, agreements or understandings between the Company, any of the subsidiaries of the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person. The Time of Sale Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus.

(bb) The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder; this Agreement has been duly authorized, executed and delivered by the Company.

(cc) The Shares have been duly authorized for issuance and sale by the Company pursuant to this Agreement and, when duly issued and delivered pursuant to the provisions of this Agreement against payment of the consideration therefor in accordance with this Agreement, will be validly issued, free of preemptive rights, fully paid and nonassessable.

(dd) Neither the Company, nor to its knowledge, any of its Affiliates (as defined in Regulation C of the Securities Act, an “Affiliate”), has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Shares to facilitate the sale or resale of such Shares.

(ee) Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

(ff) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with United States generally accepted accounting principles. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting.

(gg) Since the date of the latest financial statements included or incorporated by reference in each of the Time of Sale Prospectus and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(hh) The Company has established and maintains disclosure controls and procedures (as such terms are defined in Rule 13a-15(e) of the Exchange Act) in accordance with the rules and regulations under the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the Exchange Act. Such disclosure controls and procedures (a) are designed to provide reasonable assurance that material information relating to the Company and its subsidiaries is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities. Such disclosure controls and procedures are effective to provide such reasonable assurance.

(ii) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, The Corruption of Foreign Public Officials Act (Canada), any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business

Transactions, the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. The Company and its subsidiaries have instituted and maintain commercially reasonable policies and procedures designed to ensure compliance with all applicable anti-bribery and anti-corruption laws.

(jj) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering or terrorist financing statutes of all jurisdictions in which the Company or any of its subsidiaries owns property, assets or conducts its respective operations, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(kk) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), and the Company will not directly or, knowingly, indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) for the purpose of financing any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions, nor is the Company resident, located or organized in any country that is the subject of Sanctions (each, a “Sanctioned Country”). For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that, to the knowledge of the Company, at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(ll) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses and

(ii) to the knowledge of the Company, there have been no breaches, violations, outages or unauthorized uses of or accesses to same. The Company and its subsidiaries are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

2. Purchase of the Shares by the Underwriters. On the basis of the representations and warranties made herein, and subject to the terms and conditions herein set forth, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company the aggregate number of Firm Shares set forth opposite their respective names in Schedule 1 hereto. The price of the Firm Shares shall be $78.3675 per share with regard to the Firm Shares being resold by the Underwriters. The Company shall not be obligated to deliver any of the Firm Shares to be delivered on the First Delivery Date (as defined below) except upon payment for all the Firm Shares to be purchased on the First Delivery Date as provided herein.

3. Offering of Shares by the Underwriters. The several Underwriters propose to offer the Shares for sale upon the terms and conditions set forth in the Prospectus.

4. Delivery of and Payment for the Shares. (a) Delivery of and payment for the Firm Shares shall be made at the office of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, at 10:00 a.m. (New York City time) on the second full business day (or on the third full business day if the pricing of the Shares occurs after 4:30 p.m., New York City time, on the date hereof) following the date of this Agreement, or at such other date or place as shall be determined by agreement among the Underwriters and the Company (such date and time of delivery of and payment for the Firm Shares, the “First Delivery Date”). On the First Delivery Date, the Company shall deliver or cause to be delivered certificates representing the Shares to the Underwriters for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Shares shall be registered in such names and in such denominations as the Representatives shall request in writing not less than two full business days prior to the First Delivery Date.

If the Representatives so elect, delivery of the Firm Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representatives.

(b) The Company hereby grants the Option to the Underwriters to purchase the Option Shares at the same purchase price per share as the Underwriters shall pay for the Firm Shares being resold by the Underwriters. The Option may be exercised in whole or in part from time to time at any time not more than 30 days subsequent to the date of this Agreement upon notice in writing delivered by facsimile by the Representatives, on behalf of themselves and the other Underwriters to the Company setting forth the number of whole Option Shares as to which the Underwriters are exercising the Option.

The date for the delivery of and payment for the Option Shares, being herein referred to as an “Option Delivery Date”, which may be the First Delivery Date (the First Delivery Date and the Option Delivery Date, if any, being sometimes referred to as a “Delivery Date”), shall be determined by the Underwriters but shall not be later than five full business days after written notice of election to purchase Option Shares is given. On the Option Delivery Date, the Company shall deliver or cause to be delivered certificates representing the Option Shares to the Underwriters for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Option Shares shall be registered in the name and in such denominations as the Representatives shall request in writing not less than two full business days prior to the Option Delivery Date.

If the Representatives so elect, delivery of the Option Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representatives.

5. Further Agreements.

5A. Further Agreements of the Company. The Company further agrees, for the benefit of each of the Underwriters:

(a) To prepare the Prospectus in a form approved by the Underwriters which approval shall not be unreasonably withheld or delayed, and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than Commission’s close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to any applicable Delivery Date or to the Time of Sale Prospectus prior to its first use on the date hereof, except as permitted herein; to advise the Underwriters, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Time of Sale Prospectus or the Prospectus or any amended Time of Sale Prospectus or Prospectus has been filed with the Commission and to furnish the Underwriters with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required by applicable law in connection with the offering or sale of the Shares; to advise the Underwriters, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, of the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act or of any request by the Commission for the amending or supplementing of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus or suspending any such qualification, to use promptly its reasonable best efforts to obtain its withdrawal;

(b) To furnish promptly to the Underwriters and to counsel for the Underwriters, upon request, a signed or facsimile signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

(c) To deliver promptly to the Underwriters such number of the following documents as the Underwriters shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits) and (ii) each Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus and any amended or supplemented Preliminary Prospectus, Time of Sale Prospectus or Prospectus, and, if the delivery of a prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required at any time after the Effective Time in connection with the offering or sale of the Shares and, if at such time, any events shall have occurred as a result of which the Time of the Sale Prospectus or the Prospectus, as the case may be, as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Time of Sale Prospectus or Prospectus is delivered (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act), not misleading, or, if for any other reason it shall be necessary to amend or supplement the Time of Sale Prospectus or the Prospectus in order to comply with the Securities Act, to notify the Underwriters and, upon their request, to prepare and furnish without charge to the Underwriters and to any dealer in securities as many copies as the Underwriters may from time to time reasonably request of an amended or supplemented Time of Sale Prospectus or Prospectus which will correct such statement or omission or effect such compliance;

(d) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Underwriters a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Underwriters reasonably object, in each case, other than the free writing prospectus(es) identified on Schedule 2;

(e) To file promptly with the Commission any amendment to the Registration Statement, the Time of Sale Prospectus or the Prospectus or any supplement to the Time of Sale Prospectus or the Prospectus that may, in the reasonable judgment of the Company or the Underwriters, be required by the Securities Act or is requested by the Commission;

(f) To furnish to the Underwriters a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Underwriters reasonably object, in each case, other than the free writing prospectus(es) identified on Schedule 2;

(g) To obtain the Underwriters’ consent, not to be unreasonably withheld or delayed, before taking, or failing to take, any action that would cause the Company to be required to file a free writing prospectus pursuant to Rule 433(d) of the Securities Act, other than the free writing prospectus(es) listed in Schedule 2 hereto;

(h) Not to take any action that would result in an Underwriter being required to file with the Commission pursuant to Rule 433(d) of the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder;

(i) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and (A) any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in writing in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, (B) if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement or (C) if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, then the Company shall, with respect to clause (A) , (B) or (C), as the case may be, forthwith prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that statements in the Time of Sale Prospectus as so amended or supplemented (X) will not, in the light of the circumstances under which they are made, when conveyed to a prospective purchaser, be misleading, (Y) so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement or (Z) so that the Time of Sale Prospectus as so amended or supplemented otherwise complies with applicable law, as the case may be;

(j) For so long as the delivery of a prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required in connection with the initial offering or sale of the Shares, prior to filing with the Commission any amendment to the Registration Statement or supplement to the Time of Sale Prospectus or the Prospectus and any document incorporated by reference in the Time of Sale Prospectus or in the Prospectus pursuant to Rule 424 of the Securities Act, to furnish a copy thereof to the Underwriters and counsel for the Underwriters and obtain the consent of the Underwriters to such filing;

(k) As soon as practicable after the Effective Date, to make generally available to the Company’s security holders and to deliver to the Underwriters an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158 of the Securities Act);

(l) Promptly from time to time, to take such action as the Representatives may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions in the United States as the Representatives may request and in such other jurisdictions as the Company and the Representatives may mutually agree, and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided that, in connection therewith, the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(m) Not to take, directly or indirectly, any action which is designed to stabilize or manipulate, or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation, of the price of any security of the Company in connection with the initial offering of the Shares (except after consultation with the Underwriters and as may be permitted by under federal securities laws);

(n) To use its commercially reasonable efforts to list, subject to official notice of issuance, the Shares on the New York Stock Exchange (the “NYSE”);

(o) To apply the net proceeds from the issuance of the Shares as set forth under “Use of Proceeds” in the Prospectus;

(p) To take such steps as shall be necessary to ensure that the Company and its Significant Subsidiaries shall not become an “investment company” as defined in the Investment Company Act; and

(q) For a period of 90 days after the date of the Prospectus not to (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any of the Shares or any other securities that are substantially similar to the Shares or any securities convertible into or exercisable or exchangeable for any of the Shares or such other securities (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any of the Shares or such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of any of the Shares of the Company or such other securities, in cash or otherwise without the prior written consent of the Representatives, which shall not be unreasonably withheld or delayed, except that the foregoing restrictions shall not apply to (A) the issuance by the Company of shares of Common Stock or options or rights to acquire shares of Common Stock pursuant to employee benefit plans existing on the date hereof, including, without limitation, stock option and restricted stock plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date hereof, (B) the issuance of the Shares to be sold hereunder, (C) the issuance or transfer of any of the Shares pursuant to existing reservations, agreements and stock incentive plans, and (D) the issuance of shares of Common Stock pursuant to existing warrants. In addition, the Company shall cause the executive officers and directors of the Company, each of which are listed on Schedule 4 hereof, to enter into an agreement with the Underwriters, the form of which is contained in Schedule 5 hereto, to the effect of the agreement of the Company contained in this paragraph and deliver such agreements by the date hereof.

5B. Further Agreement of the Underwriters. Each Underwriter severally covenants with the Company (1) not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter and (2) to comply with the selling restrictions relating to non-U.S. jurisdictions set forth in paragraphs eighteen through thirty-two of the “Underwriting” section of the Preliminary Prospectus and Prospectus.

6. Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, the Company agrees to pay or cause to be paid: (a) the costs incident to the issuance, sale and delivery of the Shares; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto, any Preliminary Prospectus and any Prospectus or any amendment or supplement thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus and any amendment or supplement to any Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus, in each case, as provided in this Agreement; (d) the costs of preparing and distributing the terms of any agreement relating to the organization of the underwriting syndicate and selling group to the members (such as an agreement among underwriters) thereof, by mail, telex or other reasonable means of communication; (e) the costs, if any, of producing and distributing this Agreement; (f) the fees and expenses of qualifying the Shares under the securities laws of the several jurisdictions in the United States as provided in Section 5A(l) and of preparing, photocopying and distributing a U.S. Blue Sky memorandum (including reasonable related fees and expenses of counsel to the Underwriters in connection therewith); (g) the expenses of the Company and the Underwriters in connection with the marketing and offering of the Shares, including, if applicable, all reasonable costs and expenses incident to the preparation of “road show” presentation or comparable marketing materials and the road show traveling expenses of the Company in connection with the offering of the Shares; (h) all expenses and fees in connection with the application for supplemental listing of the Shares on the NYSE, subject to official notice of issuance; (i) the fees and expenses of the Company’s counsel, transfer agents and independent accountants; and (j) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided, however, that, except as provided in this Section 6, in Section 8 and in Section 11, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel and any transfer taxes on the Shares which they may re-sell.

7. Conditions of the Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy, on the date hereof and on the Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to the satisfaction of each of the following additional conditions and agreements:

(a) The Prospectus, and any free writing prospectus that is required to be filed with the Commission pursuant to Rule 433(d) of the Securities Act, shall have been timely filed with the Commission by the Company in accordance with Section 5A(a) of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A under the Securities Act shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with in all material respects.

(b) No Underwriter shall have discovered and disclosed to the Company on or prior to the date hereof or the Delivery Date, that, in the opinion of Simpson Thacher & Bartlett LLP, counsel to the Underwriters, any part of the Registration Statement or any amendment thereto, contained, as of its Effective Date or as of the Delivery Date, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Time of Sale Prospectus or the Prospectus or any supplement thereto, contains and will contain, as of the date hereof and the Delivery Date, an untrue statement of a material fact or omits and will omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) All corporate proceedings and other legal matters incident to the authorization, form and validity of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus, this Agreement and the Shares, and all other legal matters relating to the offering, issuance and sale of the Shares and the transactions contemplated hereby and thereby shall be reasonably satisfactory in all material respects to counsel to the Underwriters.

(d) Bryan Cave Leighton Paisner LLP, special counsel to the Company, shall have furnished to the Underwriters its written opinion, addressed to the Underwriters and dated the Delivery Date, in form and substance reasonably satisfactory to the Underwriters, substantially in the form set forth in Annex I hereto.

(e) William L. Hutton, Esq., Executive Vice President, General Counsel and Secretary of the Company, shall have furnished to the Underwriters his written opinion, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Underwriters, substantially in the form set forth in Annex II hereto.

(f) Simpson Thacher & Bartlett LLP shall have furnished to the Underwriters its written opinion, as counsel to the Underwriters, addressed to the Underwriters and dated the applicable Delivery Date, in form and substance reasonably satisfactory to the Underwriters.

(g) By the date hereof and on the applicable Delivery Date, Deloitte & Touche shall have furnished to the Underwriters its letters, in form and substance reasonably satisfactory to the Underwriters, containing statements and information of the type customarily included in accountants’ initial and bring-down “comfort letters” to underwriters with respect to the financial statements and certain financial information contained and incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(h) The Company shall have furnished to the Underwriters a certificate, dated the Delivery Date, of its President or any Executive or Senior Vice President and its principal financial or accounting officer or treasurer, stating, in the name of and in their capacity as officers of the Company, that:

(i) The representations, warranties and agreements of the Company in Section 1 are true and correct in all material respects (except to the extent already qualified by materiality, in which case said representations, warranties and agreements shall be true and correct in all respects) as of the date hereof and the applicable Delivery Date; the Company has complied with, in all material respects, all of its agreements contained herein to be performed prior to or on such Delivery Date; and the conditions set forth in Section 7 have been fulfilled.

(ii) (A) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in each of the Time of Sale Prospectus and the Prospectus any material loss or interference with its business from (I) any governmental or regulatory action, notice, order or decree of a regulatory authority or (II) fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court, in each case, otherwise than as set forth in each of the Time of Sale Prospectus and the Prospectus; (B) since such date there has not been any material change in the capital stock, short-term debt or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, consolidated financial position, results of operations or business of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in each of the Time of Sale Prospectus and the Prospectus; and (C) the Company has not declared or paid any dividend on its capital stock, except for dividends declared in the ordinary course of business and consistent with past practice, otherwise than as set forth in each of the Time of Sale Prospectus and the Prospectus and, except as set forth or contemplated in each of the Time of Sale Prospectus and the Prospectus, neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Company and its subsidiaries taken as a whole.

(iii) They have carefully examined the Registration Statement, the Time of Sale Prospectus and the Prospectus and, in their opinion (A) the Registration Statement, as of the Effective Date, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Time of Sale Prospectus, as of the date hereof and, as amended or supplemented, if applicable, as of the Delivery Date, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (C) the Prospectus, as of the date hereof and as of the Delivery Date, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (D) since the Effective Date, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement, the Time of Sale Prospectus or the Prospectus.

(i) On or prior to the Delivery Date, counsel to the Underwriters shall have been furnished with such documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriters and their counsel.

(j) The Shares shall have been duly issued and delivered by the Company.

(k) The lock-up letter agreements, each substantially in the form of Schedule 5 from the executive officers and directors of the Company listed in Schedule 4 hereto, respectively, relating to sales and certain other dispositions of the Shares or certain other securities, delivered to the Underwriters on or before the date hereof, shall have been in full force and effect since as of the date hereof and continue to be in full force and effect as of such Delivery Date.

(l) Neither the Company nor any of its subsidiaries (i) shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Time of Sale Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in each of the Time of Sale Prospectus and the Prospectus or (ii) since such date there shall not have been any change in the capital stock, short term debt or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, consolidated financial position, results of operations or business of the Company and its subsidiaries, otherwise than as set forth or contemplated in each of the Time of Sale Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Underwriters, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Shares being delivered on the Delivery Date on the terms and in the manner contemplated in the Time of Sale Prospectus and the Prospectus.

(m) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company’s or any Significant Subsidiary’s debt securities or financial strength by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced or privately communicated to the Company or any Significant Subsidiary that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s or any Significant Subsidiary’s debt securities or financial strength, other than as specifically set forth in Section 1(z) of this Agreement or as set forth or contemplated in each of the Time of Sale Prospectus and the Prospectus.

(n) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Underwriters makes it impracticable or inadvisable to proceed with the public offering, sale or the delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus and the Prospectus.

(o) The Company shall have furnished to the Underwriters a certificate, dated the date hereof and such Delivery Date, of its Chief Financial Officer in form reasonably satisfactory to the Representatives covering certain financial information of the Company contained in the Time of Sale Prospectus and the Prospectus.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel to the Underwriters. No opinion shall state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991). All opinions (other than the opinion referred to in Section 7(f) above) shall state that they may be relied upon by Simpson Thacher & Bartlett LLP as to matters of law (other than New York and federal law).

8. Indemnification and Contribution.

(a) The Company shall indemnify and hold harmless each Underwriter, its affiliates, directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Shares), to which that Underwriter, affiliate, officer, employee or controlling person may become subject, under the Securities Act or otherwise insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Time of Sale Prospectus, any issuer free writing prospectus, the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in the Registration Statement, the Time of Sale Prospectus, any issuer free writing prospectus, the Prospectus or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein (and with respect to the Time of Sale Prospectus, the Prospectus or any such issuer free writing prospectus, in the light of the circumstances under which such statements are made) not misleading; and shall reimburse each Underwriter and each such affiliate, director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, affiliate, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Time of Sale Prospectus, any issuer free writing prospectus, or the Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with the written information concerning that Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter concerning that Underwriter expressly for inclusion therein (which consists of the information specified in Section 1(c)). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any affiliate, director, officer, employee or controlling person of that Underwriter.

(b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless, the Company, its officers and employees, each of its directors, and each person, if any, who controls the Company within the meaning of the Securities Act from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Time of Sale Prospectus, any issuer free writing prospectus, or the Prospectus or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in the Registration Statement, the Time of Sale Prospectus, any issuer free writing prospectus, or the Prospectus or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein (and with respect to the Time of Sale Prospectus, the Prospectus or any such free writing prospectus, in the light of the circumstances under which such statements are made) not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the written information furnished to the Company through the Representatives by or on behalf of that Underwriter expressly for inclusion therein (which consists of the information specified in Section 1(c)), and shall reimburse the Company and any such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Company or any such director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under Section 8(a), 8(b) or 8(d) except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Underwriters shall each have the right to employ separate counsel to represent the Underwriters and their respective affiliates, directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under this Section 8 if, in the reasonable judgment of counsel to such Underwriters it is advisable for such

Underwriters, affiliates, directors, officers, employees and controlling persons to be jointly represented by separate counsel, due to the availability of one or more legal defenses to them which are different from or additional to those available to the indemnifying party, and in that event the reasonable fees and expenses of such separate counsel shall be paid by the Company; provided further, that the Company shall not be liable for the fees and expenses of more than one separate firm of attorneys (in addition to one local counsel in each relevant jurisdiction) at any time for all such indemnified parties. No indemnifying party shall, (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld) settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) If the indemnification provided for in this Section 8 shall for any reason be unavailable or insufficient to hold harmless an indemnified party under Section 8(a), 8(b) or 8(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, other than to the extent that such indemnification is unavailable or insufficient due to a failure to provide prompt notice in accordance with Section 8(c), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares, or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements or omissions or alleged statements or alleged omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company on the one hand, and the total underwriting discounts and commissions realized or received by the Underwriters with respect to the Shares purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Shares under this Agreement, in each case, as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if the amount of contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation, which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

9. Defaulting Underwriters. If, on any Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining nondefaulting Underwriters shall be obligated to purchase the number of Shares which the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of the Shares set forth opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the aggregate number of Shares set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Shares on such Delivery Date if the total number of Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 10% of the total aggregate number of the Shares to be purchased on the applicable Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the aggregate number of the Shares which it agreed to purchase on the applicable Delivery Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, the total number of Shares to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase on such Delivery Date the aggregate number of Shares which the defaulting Underwriters agreed but failed to purchase, this Agreement (or with respect to the Option Delivery Date, the obligation of the Underwriters to purchase the Option Shares) shall terminate without liability on the part of any non-defaulting Underwriter and the Company, except that the Company will continue to be severally liable for the payment of expenses to the extent set forth in Sections 6 and 11 and that the provisions of Section 8 hereof shall not terminate and shall remain in effect. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this Section 9, purchases Shares which a defaulting Underwriter agreed but failed to purchase.

Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other underwriters are obligated or agree to purchase the Shares of a defaulting or withdrawing Underwriter, either the Representatives or the Company may postpone the applicable Delivery Date for up to seven full business days in order to effect any changes that, in the opinion of counsel to the Company or counsel to the Underwriters, may be necessary in the Prospectus or in any other document or arrangement.

10. Termination. The obligations of the Underwriters hereunder may be terminated by the Underwriters by notice given to and received by the Company prior to delivery of and payment for the Shares if, prior to that time, any of the events described in Sections 7(l), 7(m) or 7(n) shall have occurred or if the Underwriters shall decline to purchase the Shares for any reason permitted under this Agreement.

11. Reimbursement of Underwriters Expenses. If (a) the Company shall fail to tender the Shares for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Company (including, without limitation, with respect to the transactions) is not fulfilled (other than as a result of the condition described in Section 7(n)) or (b) the Underwriters shall decline to purchase the Shares for any reason permitted under this Agreement (including the termination of this Agreement pursuant to Section 10) (other than as a result of the condition described in Section 7(n), the Company shall reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Shares, and upon demand the Company shall pay the full amount thereof to the Underwriters. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

12. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

13. Notices, etc. Notices given pursuant to any provision of this Agreement shall be given in writing and shall be addressed as follows:

(a) if to the Underwriters, to: Barclays Capital Inc., 745 Seventh Avenue, New York, NY 10019, Fax No.: (646) 834-8133, Attention: Syndicate Registration and J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Fax No.: (212) 622-8358, Attention: Equity Syndicate Desk, and with a copy to Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, Fax No.: 212-455-2502, Attention: Lesley Peng; and

(b) if to the Company, to 16600 Swingley Ridge Road, Chesterfield, Missouri 63017, Attention: Brian W. Haynes, Senior Vice President and Corporate Treasurer; with a copy to William L. Hutton, Esq., Executive Vice President, General Counsel and Secretary, at the same address; and with a copy to Bryan Cave Leighton Paisner LLP, One Metropolitan Square, 211 North Broadway, Suite 3600, St. Louis, Missouri 63102, Attention: R. Randall Wang, Esq.; Fax No.: 314-552-8149;

provided, however, that any notice to an Underwriter pursuant to Section 8(c) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representatives.

14. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities, contributions and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the affiliates, officers, directors and employees of the Underwriters and the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) any indemnity or contribution agreement of the Underwriters contained in this Agreement shall be deemed to be for the benefit of affiliates, directors, trustees, officers and employees of the Company and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing contained in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 14, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

15. Survival. The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

16. Definition of the term “Business Day.” For purposes of this Agreement, “business day” means any day on which the New York Stock Exchange is open for trading.

17. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

18. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

19. Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 19:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Delivery of this Agreement by one party to the other may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

21. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

The rest of this page has been left blank intentionally; the signature page follows.

If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

REINSURANCE GROUP OF AMERICA,
INCORPORATED

By:	/s/ Brian W. Haynes
	Name:	Brian W. Haynes
	Title:	Senior Vice President and Corporate Treasurer

[Signature Page to the Underwriting Agreement – Common Stock]

Accepted and agreed by:

Barclays Capital Inc.
J.P. Morgan Securities LLC

For Themselves and as Representatives of the Several Underwriters

Barclays Capital Inc.

By:	/s/ Jaime Cohen
Name: Jaime Cohen
Title: Managing Director

J.P. Morgan Securities LLC

By:	/s/ Michael Rhodes
Name: Michael Rhodes
Title: Vice President

[Signature Page to the Underwriting Agreement – Common Stock]

Schedule 1

Underwriter	Number of Firm Shares to be Purchased
Barclays Capital Inc.	2,320,137
J.P. Morgan Securities LLC	2,320,137
Citigroup Global Markets Inc.	306,513
Credit Suisse Securities (USA) LLC	306,513
Goldman Sachs & Co. LLC	306,513
RBC Capital Markets, LLC	306,513
Dowling & Partners Securities, LLC	153,257
Keefe, Bruyette & Woods, Inc.	153,257

Total	6,172,840

Schedule 2

1.	Form of Issuer Free Writing Prospectus Term Sheet:

NONE

2.	Road Show, as posted on NetRoadshow on June 2, 2020, with restricted access.

3.	Information communicated orally at the time when sales of the Shares were first made:

•	Number of firm shares: 6,172,840

•	Price per share: $81.00

Schedule 3

LIST OF SIGNIFICANT SUBSIDIARIES OF

REINSURANCE GROUP OF AMERICA, INCORPORATED

As of the date of this Agreement

Reinsurance Company of Missouri, Incorporated, Missouri corporation, wholly owned by Reinsurance Group of America, Incorporated.

RGA Reinsurance Company, Missouri corporation, wholly owned by Reinsurance Company of Missouri, Incorporated.

RGA Reinsurance Company (Barbados) Ltd., Barbados corporation, wholly owned by Reinsurance Group of America, Incorporated.

RGA Life Reinsurance Company of Canada, Canadian Federal corporation, wholly owned by RGA Americas Reinsurance Company, Ltd.

RGA Atlantic Reinsurance Company Ltd., Barbados corporation, wholly owned by RGA Americas Reinsurance Company, Ltd.

RGA Americas Reinsurance Company, Ltd., Bermuda private limited corporation, wholly owned by Reinsurance Group of America, Incorporated.

RGA Worldwide Reinsurance Company, Ltd., a Barbados corporation, wholly owned by Reinsurance Group of America, Incorporated.

Rockwood Reinsurance Company, a Missouri corporation, wholly owned by Reinsurance Group of America, Incorporated.

Schedule 4

LIST OF PARTIES TO PROVIDE LOCK-UP LETTER AGREEMENTS

Directors:

J. Cliff Eason

Pina Albo

Christine R. Detrick

John J. Gauthier

Patricia L. Guinn

Anna Manning

Hazel M. McNeilage

Frederick J. Sievert

Stanley B. Tulin

Steven C. Van Wyk

Officers: (all of the officers that are Section 16 reporting persons)

Anna Manning

Todd C. Larson

Alain P. Néemeh

John P. Laughlin

Tony Cheng

Leslie Barbi

Dennis Barnes, Jr.

Gay Burns

Lawrence S. Carson

Olav Cuiper

Michael L. Emerson

Alka Gautam

John W. Hayden

William L. Hutton

Jonathan Porter

Schedule 5

FORM OF LOCK-UP AGREEMENT

June 2, 2020

Barclays Capital Inc.

J.P. Morgan Securities LLC

As Representatives of the several

Underwriters named in Schedule 1

to the Underwriting Agreement (as defined below)

c/o	Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

c/o	J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Dear Ladies and Gentlemen:

The undersigned understands that you propose to enter into a Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by you and such other firms as underwriters (the “Underwriters”) of 6,172,840 shares of Common Stock, par value $0.01 per share (the “Shares”) (or up to 7,098,766 Shares to the extent the underwriters exercise their option to purchase additional Shares) of Reinsurance Group of America, Incorporated, a Missouri corporation (the “Company”), and that the Underwriters propose to reoffer the Shares in a public offering (the “Offering”). Terms not defined herein are used as defined in the Underwriting Agreement.

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, for a period of 60 days after the date of the Prospectus (such period, the “Restricted Period”) not to (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any Common Stock or any other securities that are substantially similar to the Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or such other securities or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any of the Common Stock or such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of any of the Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Representatives, which consent shall not be unreasonably withheld or delayed.

The immediately preceding paragraph shall not apply to:

(a) transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock by will or intestate succession,

(b) transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock as a bona fide gift,

(c) transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to any member of the immediate family of the undersigned, or to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned,

(d) transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to a corporation, partnership, limited liability company, investment fund or other entity that controls or is controlled by, or is under common control with, the undersigned, or is wholly-owned by the undersigned and/or by members of the immediate family of the undersigned,

(e) dispositions of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock acquired in open market transactions after the completion of the Offering,

(f) dispositions to the Company solely in connection with the “cashless” exercise of stock options (the term “cashless” exercise being intended to include the sale of a portion of the option shares or previously owned shares to the Company to cover payment of the exercise price) for the purpose of exercising such stock options solely in the case of termination of employment or board service following death, disability or other than for cause (including sales in respect of tax liabilities arising from such exercise and sale) if such stock options would otherwise expire, provided that any shares of Common Stock received upon such exercise shall be subject to all of the restrictions set forth in this agreement,

(g) the forfeiture or surrender to the Company of shares of Common Stock to cover the exercise price of, or tax withholding obligations upon the vesting, exercise or delivery of, restricted share units, performance stock units, stock options and other equity based compensation granted to the undersigned pursuant to any employee equity incentive plan existing on the date hereof; ,

(h) disposition of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock pursuant to any pledge, encumbrance or contract to sell established before the date of the Prospectus , and

(i) sales pursuant to any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) established before the date of the Prospectus ; provided, that any filing made under the Exchange Act in connection with such a sale shall disclose that the sale was made pursuant to a Plan entered into on a date before the date of the Prospectus,

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provided that in the case of any gift, transfer or distribution pursuant to clause (a), (b), (c) or (d), each donee, transferee or distributee shall sign and deliver an agreement substantially in the form of this letter, and, provided, further, that in the case of any sale, gift, disposition, distribution or other transfer pursuant to clause (b), (c), (d) or (e), no filing under the Exchange Act, reporting a reduction in beneficial ownership of shares of the Company shall be required or shall be voluntarily made during the Restricted Period in connection with any such sale, gift, disposition, distribution or other transfer.

Nothing in this agreement shall prevent the establishment of a Plan that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act for the transfer of shares of Common Stock, provided that (1) such Plan does not provide for the transfer of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock during the Restricted Period and (2) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such Plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such Plan during the Restricted Period.

For purposes hereof, “immediate family” shall mean spouse, lineal descendant, father, mother, brother, sister or domestic partner of the transferor, whether by law or otherwise, or any grandparent, mother-in-law, father-in-law, daughter-in-law, brother-in-law, stepchild, grandchild or step-grandchild, uncle, aunt, niece or nephew of the transferor, and which shall include adoptive relationships.

In addition, notwithstanding the foregoing, the undersigned may pledge any such Common Stock or securities convertible into or exchangeable or exercisable for Common Stock in connection with a bona fide loan transaction in which the pledgee acknowledges in writing the undersigned’s obligations hereunder and which pledge does not permit the pledgee, directly or indirectly, to make any offer, sale, transfer or other disposition of such Common Stock or securities convertible into or exchangeable or exercisable for Common Stock during such 60-day period.

Further, the undersigned may exercise any options, warrants or other rights to acquire Common Stock of the Company, provided that the Common Stock issued upon exercise shall remain subject to this Agreement.

In furtherance of the foregoing, the Company and the Transfer Agent are hereby authorized to decline to make any transfer of Common Stock if such transfer would constitute a violation or breach of this Agreement.

It is understood that, if the Company notifies you that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective by July 1, 2020, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock, the undersigned will be released from the obligations under this Agreement and this Agreement shall be void and without effect.

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The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Agreement. Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to a Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

4

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

By:
Name:
Title:

Dated:                , 2020

Annex I

FORM OF OPINION OF BRYAN CAVE LEIGHTON PAISNER LLP

[Omitted.]

Annex II

FORM OF OPINION OF EXECUTIVE VICE PRESIDENT,

GENERAL COUNSEL AND SECRETARY

[Omitted.]